Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

18 U.S.C. Certification of Jon A. Ramsey
VP - Controller of
Duckwall-ALCO Stores, Inc.

I, Jon A. Ramsey, VP - Controller of Duckwall-ALCO Stores, Inc., hereby certify, in  accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)
The Quarterly Report on Form 10-Q for the quarter ended August 1, 2010, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)
The information contained in the Quarterly Report on Form 10-Q for the quarter ended August 2, 2009, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc.  and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  September 24, 2010
By:    /s/ Jon A. Ramsey
          VP - Controller